Exhibit 10(ah)

SPECIAL PAY AGREEMENT

THIS SPECIAL PAY AGREEMENT (the or this “Agreement”) is executed as of January 20, 2003, by and between FIRST VIRGINIA BANKS, INC. (“First Virginia”), a bank organized under the laws of the State of Virginia having its principal office at Richmond, Virginia, and Barry J. Fitzpatrick, an individual resident of Virginia (the “Employee”).

R E C I T A L S :

The Employee has heretofore been employed as a key executive of First Virginia pursuant to the terms of an Employment Agreement between First Virginia and Employee dated as of the 31st day of December 1996 (the “Existing Employment Agreement”).

The Existing Employment Agreement provides certain severance and other supplemental benefits to Employee. First Virginia has agreed to be merged into BB&T Corporation (“BB&T”), a corporation organized under the laws of the State of North Carolina (the “Merger”).

In exchange for a monetary payment and incident to the Merger, Employee has agreed to relinquish all rights and benefits he may have under the Existing Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. In settlement of all rights and benefits of Employee under the Existing Employment Agreement, First Virginia shall pay to Employee the sum of $3,601,200 on the date of consummation of the Merger (the “Effective Date”).

2. This Agreement constitutes the entire Agreement between Employee and First Virginia with respect to the subject matter hereof. As of the Effective Date, the Existing Employment Agreement shall be null and void and of no further force or effect.

3. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

4. This Agreement may not be assigned by Employee without the written consent of First Virginia and BB&T. This Agreement shall be binding on any successors or assigns of the parties hereto.

5. The payment under this Agreement shall be subject to the excise tax reimbursement provision set forth in Section 12(k) of the Employment Agreement between Employee and Branch Banking and Trust Company of Virginia, dated as of the date hereof.

6. The recitals to this Agreement shall form a part of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIRST VIRGINIA BANKS, INC.

By:	/s/ Richard F. Bowman
Name:	Richard F. Bowman
Title:	EVP, Treasurer & Chief Financial Officer

EMPLOYEE:

/s/ Barry J. Fitzpatrick
Barry J. Fitzpatrick